Exhibit 99.2

Press Release Announcing Preliminary Fiscal 2013 Results

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:

Phil Damaska

Executive Vice President and

Chief Financial Officer

Exide Technologies

# (678) 566-9000

Exide Technologies Reports Unaudited Preliminary Fiscal 2013 Results

Milton, Georgia – June 10, 2013 – Exide Technologies (NASDAQ: XIDE, www.exide.com), a global leader in stored electrical energy solutions, announced today its unaudited preliminary fiscal 2013 fourth quarter and full year financial results. In addition earlier today the Company filed a voluntary petition for reorganization pursuant to U.S. federal restructuring laws. The petition was filed in the District of Delaware.

The Company is currently completing its financial statement close process for deferred income taxes and other areas for the fiscal year ended March 31, 2013 in connection with filing of its Annual Report on Form 10-K expected to be filed on June 14, 2013. Also, the estimates for net sales, Adjusted EBITDA as well as the consolidated financial statements accompanying this release are preliminary and have not been audited and could be subject to change upon completion of the audit of the Company’s consolidated financial statements.

Q4 Fiscal 2013

The Company expects to report preliminary net sales of $762 million for the fourth quarter as compared to net sales of $783 million in the prior year fourth quarter. Net sales in the fiscal 2013 period were positively impacted by foreign currency translation of approximately $3 million. Excluding the impact of foreign currency translation, expected net sales decreased 3.1%, primarily due to lower OEM unit sales in the Company’s global transportation business and lower third party lead sales.

Fiscal 2013 fourth quarter preliminary Adjusted EBITDA is expected to be $12 million as compared to $45 million in the prior year fourth quarter. The decrease is primarily due to lower third-party lead margins in the Americas, combined with higher commodity costs and manufacturing inefficiencies due to lower production and certain plant related operational issues in Europe and the Americas.

Full Year Fiscal 2013

Fiscal 2013 preliminary net sales are expected to be $3.0 billion as compared with $3.1 billion for the prior fiscal year period. Net sales in fiscal 2013 were negatively impacted by lead related price decreases of approximately $78 million and unfavorable foreign currency translation of approximately $94 million, partially offset by higher unit sales in many of the Company’s markets.

The Company expects to report fiscal 2013 preliminary Adjusted EBITDA of $104 million versus $179 million in the prior fiscal year. The decline is primarily the result of higher spent battery costs coupled with lower LME based escalator pricing, higher commodity costs, and manufacturing inefficiencies. Higher spent battery acquisition costs combined with lower third party lead margins in the Americas impacted results by approximately $58 million.

Non-GAAP Financial Measure

The Company uses Adjusted EBITDA as a key measure of its operational financial performance. This measure is a key indicator of the Company’s operational performance and excludes the impact of the Company’s restructuring actions. Adjusted EBITDA is defined as operating income before depreciation, amortization, non-cash stock compensation, restructuring charges, impairment charges and non-cash gains or losses on asset sales. Please refer to the reconciliations of operating income to Adjusted EBITDA below.

The foregoing non-GAAP financial measure should be used in addition to, but not in isolation or as a substitute for, the analysis provided in the Company’s measures of financial performance prepared in conformity with U.S. GAAP. The non-GAAP financial measure should be read only in conjunction with the Company‘s consolidated financial statements prepared in accordance with GAAP.

# # #

About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world‘s largest producers and recyclers of lead-acid batteries. The Company‘s four global business groups — Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World — provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about the Company, including its financial results, are available at www.exide.com.

Forward-Looking Statements

Except for historical information, this news release may be deemed to contain “forward-looking” statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) preliminary financial results, projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure, and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, and (d) statements of assumptions, such as the prevailing weather conditions in the Company’s market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward looking statements include, but are not limited to, the following general factors such as: (i) the ability of the Company to develop, prosecute, confirm and consummate the Chapter 11 plan of reorganization, (ii) the potential adverse impact of the Chapter 11 filing on the Company’s liquidity and operations and the risks associated with operating businesses under Chapter 11 protection, (iii) the ability of the Company to comply with the terms of the DIP financing facility, (iv) the Company’s ability to obtain additional financing, (v) the Company’s ability to retain key management and employees, (vi) customer response to the Chapter 11 filing, (vii) the risk factors or uncertainties listed from time to time in the Company’s filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the company’s Chapter 11 filing, (viii) the fact that lead, a major constituent in most of the Company’s products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (ix) the Company’s ability to implement and fund business strategies based on current liquidity, (x) the Company’s ability to realize anticipated efficiencies and avoid additional unanticipated costs related to its restructuring activities, (xi) the cyclical nature of the industries in which the Company operates and the impact of current adverse economic conditions on those industries, (xii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (xiii) the Company’s substantial debt and debt service requirements which may restrict the Company’s operational and financial flexibility, as well as imposing significant interest and financing costs, (xiv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (xv) the realization of the tax benefits of the Company’s net operating loss carry forwards, which is dependent upon future taxable income, (xvi) competitiveness of the battery markets in the Americas and Europe, (xvii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (xviii) the ability to acquire goods and services and/or fulfill later needs at budgeted costs, (xix) general economic conditions, (xx) the Company’s ability to successfully pass along increased material costs to its customers, and (xxi) recently adopted U.S. lead emissions standards and the implementation of such standards by applicable states, and (xxii) those risk factors described in the Company’s fiscal 2012 Form 10-K for the fiscal year ended March 31, 2012.

The Company cautions each reader of this news release to carefully consider those factors herein above set forth. Such factors and statements have, in some instances, affected and in the future could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

EXIDE TECHNOLOGIES AND SUBSIDIARIES

RECONCILIATION OF PRELIMINARY ADJUSTED EBITDA

(Unaudited, in thousands)

FOR THE THREE MONTHS ENDED MARCH 31, 2013

	Transportation Americas	Transportation Europe and ROW	Industrial Energy Americas	Industrial Energy Europe and ROW	Unallocated Corporate	Total
Operating Income (loss)	(63,949)	2,431	6,345	(2,762)	(8,042)	(65,977)
Restructuring & impairments, net	52,938	295	701	723	438	55,095

Segment Income (loss)	(11,011)	2,725	7,046	(2,039)	(7,604)	(10,883)
Depreciation & amortization	7,535	5,073	2,893	4,712	1,100	21,314
Non cash stock compensation	—	—	—	—	1,708	1,708

Adjusted EBITDA	(3,476)	7,798	9,939	2,673	(4,795)	12,139

FOR THE THREE MONTHS ENDED MARCH 31, 2012
	Transportation Americas	Transportation Europe and ROW	Industrial Energy Americas	Industrial Energy Europe and ROW	Unallocated Corporate	Total
Operating Income (loss)	9,809	13,497	9,075	(6,294)	(10,205)	15,881
Restructuring & impairments, net	421	4,131	96	1,287	1,222	7,157

Segment Income (loss)	10,229	17,627	9,171	(5,007)	(8,983)	23,038
Depreciation & amortization	7,356	4,020	2,800	5,152	1,036	20,364
Non cash stock compensation	—	—	—	—	1,468	1,468

Adjusted EBITDA	17,585	21,648	11,971	144	(6,479)	44,870

FOR THE TWELVE MONTHS ENDED MARCH 31, 2013
	Transportation Americas	Transportation Europe and ROW	Industrial Energy Americas	Industrial Energy Europe and ROW	Unallocated Corporate	Total
Operating Income (loss)	(80,262)	12,172	27,130	17,174	(29,576)	(53,361)
Restructuring & impairments, net	57,104	8,163	1,136	4,613	479	71,495

Segment Income (loss)	(23,158)	20,335	28,266	21,787	(29,096)	18,134
Depreciation & amortization	28,465	19,052	10,963	17,386	4,320	80,187
Non cash stock compensation	—	—	—	—	5,624	5,624

Adjusted EBITDA	5,307	39,387	39,229	39,173	(19,152)	103,944

FOR THE TWELVE MONTHS ENDED MARCH 31, 2012
	Transportation Americas	Transportation Europe and ROW	Industrial Energy Americas	Industrial Energy Europe and ROW	Unallocated Corporate	Total
Operating Income (loss)	7,145	51,813	41,006	12,134	(33,223)	78,875
Restructuring & impairments, net	2,369	4,115	652	2,301	1,442	10,878

Segment Income (loss)	9,513	55,928	41,657	14,435	(31,780)	89,753
Depreciation & amortization	28,215	18,590	11,701	21,039	4,807	84,353
Non cash stock compensation	—	—	—	—	5,152	5,152

Adjusted EBITDA	37,728	74,518	53,359	35,474	(21,821)	179,258

EXIDE TECHNOLOGIES AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands except per-share data)

	For the Fiscal Year Ended
	March 31, 2013	March 31, 2012	March 31, 2011
Net sales	$2,971,698	$3,084,650	$2,887,516
Cost of sales	2,564,403	2,599,822	2,346,189

Gross profit	407,295	484,828	541,327

Selling and administrative expenses	389,161	395,075	403,268
Restructuring and impairments, net	71,495	10,878	42,286

Operating (loss) income	(53,361)	78,875	95,773

Other expense, net	4,180	6,320	2,220
Interest expense, net	65,635	71,804	62,410
Loss on early extinguishment of debt	—	—	10,827

(Loss) income before income taxes	(123,176)	751	20,316
Income tax provision (benefit)	99,915	(55,203)	(6,496)

Net (loss) income	(223,091)	55,954	26,812
Net income (loss) attributable to noncontrolling interests	308	(785)	369

Net (loss) income attributable to Exide Technologies	$(223,399)	$56,739	$26,443

(Loss) earnings per share
Basic	$(2.89)	$0.73	$0.34

Diluted	$(2.89)	$0.69	$0.33

Weighted average shares
Basic	77,270	77,667	76,678

Diluted	77,270	82,081	81,309

EXIDE TECHNOLOGIES AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2013	March 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$104,289	$155,368
Accounts receivable, net	504,795	500,375
Inventories	488,221	479,467
Prepaid expenses and other current assets	33,316	21,840
Deferred income taxes	11,470	30,804

Total current assets	1,142,091	1,187,854

Property, plant and equipment, net	558,115	622,975

Other assets:
Goodwill and intangibles, net	145,310	164,039
Deferred income taxes	107,865	174,601
Other noncurrent assets	51,049	45,517

	304,224	384,157

Total assets	$2,004,430	$2,194,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$22,017	$20,014
Current maturities of long-term debt	60,131	3,787
Accounts payable	435,736	390,549
Accrued expenses	281,432	276,809
Deferred income taxes	8,721	—

Total current liabilities	808,037	691,159
Long-term debt	693,864	752,930
Noncurrent retirement obligations	233,404	236,312
Deferred income taxes	17,171	17,158
Other noncurrent liabilities	98,022	95,075

Total liabilities	1,850,498	1,792,634

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, 1,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 200,000 shares authorized, 79,253 and 78,351 shares issued and outstanding	793	783
Additional paid-in capital	1,139,030	1,133,417
Accumulated deficit	(939,312)	(715,913)
Accumulated other comprehensive loss	(47,439)	(16,493)

Total stockholders’ equity attributable to Exide Technologies	153,072	401,794
Noncontrolling interests	860	558

Total stockholders’ equity	153,932	402,352

Total liabilities and stockholders’ equity	$2,004,430	$2,194,986

EXIDE TECHNOLOGIES AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	For the Fiscal Year Ended
	March 31, 2013	March 31, 2012	March 31, 2011
Cash flows from operating activities:
Net (loss) income	$(223,091)	$55,954	$26,812
Adjustments to reconcile net (loss) income to net cash provided by operating activities-
Depreciation and amortization	80,187	84,353	84,067
Unrealized gain on warrants	—	(68)	(268)
Loss on asset sales / impairments	60,144	3,773	9,055
Deferred income taxes	93,178	(77,913)	(11,383)
Provision for doubtful accounts	1,284	1,529	(759)
Non-cash stock compensation	5,624	5,152	6,567
Amortization of deferred financing costs	4,266	4,289	4,798
Loss on early extinguishment of debt	—	—	10,827
Currency remeasurement loss (gain)	2,883	10,036	(2,373)
Changes in assets and liabilities—
Receivables	(1,655)	(9,899)	(2,094)
Inventories	(33,644)	20,025	(83,369)
Other current assets	(2,144)	866	(4,360)
Payables	57,375	(9,099)	66,925
Accrued expenses	12,812	13,131	(4,383)
Other noncurrent liabilities	(26,193)	(25,236)	(21,302)
Other, net	(3,009)	14,875	1,230

Net cash provided by operating activities	28,017	91,768	79,990

Cash flows from investing activities:
Capital expenditures	(101,501)	(109,836)	(88,589)
Insurance Proceeds	3,290	—	—
Proceeds from asset sales	18,965	635	16,793

Net cash used in investing activities	(79,246)	(109,201)	(71,796)

Cash flows from financing activities:
Increase in short-term borrowings	2,965	12,408	1,820
Decrease in borrowings under Senior Secured Credit Facility	—	—	(285,423)
(Decrease) increase in other debt	(1,505)	5,409	(291,695)
Issuance of Senior Secured Notes	—	—	675,000
Financing costs	—	—	(23,093)
Debt redemption premium	—	—	(3,865)
Acquisition of noncontrolling interests/other	—	(544)	(15,145)

Net cash provided by financing activities	1,460	17,273	57,599

Effect of exchange rate changes on cash and cash equivalents	(1,310)	(5,835)	6,012

Net (decrease) increase in cash and cash equivalents	(51,079)	(5,995)	71,805
Cash and cash equivalents, beginning of period	155,368	161,363	89,558

Cash and cash equivalents, end of period	$104,289	$155,368	$161,363